Exhibit 99.2

May 18, 2018

To:	Puxin Limited

16/F, Chuangfu Mansion, No. 18 Danling Street, Haidian District,

Beijing, 100080, the People’s Republic of China

Re:	Legal Opinion on Certain PRC Law Matters

We are qualified lawyers of the People’s Republic of China (the “PRC”) and are qualified to issue an opinion on the laws and regulations of the PRC (for the purposes of this opinion, excluding Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan).

We have acted as PRC counsel to Puxin Limited, a company incorporated under the laws of the Cayman Islands (the “Company”). With respect to the proposed initial public offering (the “Offering”) of the Company’s American Depositary Shares (the “ADSs”), representing ordinary shares, par value $0.00005 per share, of the Company as set forth in the Company’s registration statement on Form F-1 filed with the U.S. Securities and Exchange Commission (the “Registration Statement”), and (ii) the Company’s proposed listing of the ADSs on the New York Stock Exchange, you have requested us to furnish an opinion to you as to the matters hereinafter set forth.

A.	Documents Examined, Definition and Information Provided

In connection with the furnishing of this opinion, we have examined copies, certified or otherwise identified to our satisfaction, of documents provided by the Company, and such other documents, the Registration Statement, corporate records, certificates, Approvals (as defined below) and other instruments as we have deemed necessary for the purpose of rendering this opinion, including, without limitation, originals or copies of the certificates issued by PRC government authorities and officers of the Company. All of these documents are hereinafter collectively referred to as the “Documents”.

Unless the context of this opinion otherwise provides, the following terms in this opinion shall have the meanings set forth below:

“Approvals” means all necessary approvals, consents, waivers, sanctions, certificates, authorizations, filings, registrations, exemptions, permissions, endorsements, annual inspections, qualifications and licenses.

“PRC Affiliated Entities” means all the subsidiaries directly or indirectly established by the VIE under the PRC Laws which take the form of companies or schools as set out in Schedule I of this opinion.

“PRC Laws” means all laws, regulations, statutes, orders, decrees, guidelines, notices, judicial interpretations currently in force and publicly available in the PRC on the date hereof.

“Prospectus” means the prospectus, including all amendments or supplements thereto, that forms part of the Registration Statement.

“Purong Beijing” means Purong (Beijing) Information Technology Co., Ltd., the Company’s wholly-owned subsidiary located in the PRC.

“Variable Interest Entity” or “VIE” means Puxin Education Technology Group Company Limited, which is a domestic PRC company in which the Company does not have equity interests but whose financial results have been consolidated into the Company’s consolidated financial statements in accordance with U.S. GAAP.

Capitalized terms used but not defined herein shall have the meanings set forth in the Registration Statement.

B.	Assumptions

In our examination of the aforesaid Documents, we have assumed, without independent investigation and inquiry that:

1.	all signatures, seals and chops are genuine and were made or affixed by representatives duly authorized by the respective parties, all natural persons have the necessary legal capacity, all Documents submitted to us as originals are authentic, and all Documents submitted to us as certified or photo static copies conform to the originals;

2.	no amendments, revisions, modifications or other changes have been made with respect to any of the Documents after they were submitted to us for the purposes of this opinion; and

3.	each of the parties to the Documents (except that we do not make such assumptions about the VIE and the PRC Affiliated Entities) is duly organized and validly existing in good standing under the laws of its jurisdiction of organization and/or incorporation, and has been duly approved and authorized where applicable by the competent governmental authorities of the relevant jurisdiction to carry on its business and to perform its obligations under the Documents to which it is a party.

In expressing the opinions set forth herein, we have relied upon the factual matters contained in the representations and warranties set forth in the Documents.

C.	Opinion

Based upon the foregoing, we are of the opinion that:

1. With Respect to the Corporate Structure and Contractual Arrangements between Purong Beijing, PRC Affiliated Entities, VIE and Their Respective Shareholders

(a)     Each of the parties to the contractual arrangements and agreements by and among Purong Beijing, VIE and their respective shareholders that has been filed as exhibits to the Registration Statement (collectively, “VIE Contracts”) has full power, authority and legal right to enter into, execute, deliver and perform their respective obligations under each of the VIE Contracts and such obligations constitute valid, legal and binding obligations enforceable in accordance with the terms of each of the VIE Contracts against each of them. Each of the VIE Contracts and the transactions contemplated thereby have been duly authorized by the entities expressed to be parties thereto. No Approvals are required to be done or obtained for the performance of the respective parties of their obligations and the transactions contemplated under the VIE Contracts other than those already obtained, except when Purong Beijing decides to exercise the option granted under the Call Option Agreement to purchase the equity interests in VIE, such purchase shall be subject to prior approval by the Ministry of Commerce or its local counterpart and be further subject to registrations with the relevant government authorities.

(b)    The execution, delivery and performance by each of the relevant parties of their respective obligations under each of the VIE Contracts, and the consummation of the transactions contemplated thereunder, do not and will not (i) result in any violation of their respective articles of association, their respective business licenses or constitutive documents, (ii) result in any violation of any applicable PRC Laws, or (iii) to the best of our knowledge after due and reasonable inquiries, conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any agreement, instrument, arbitration award or judgment, order or decree of any court of the PRC having jurisdiction over the relevant parties of the VIE Contracts, as the case may be, any agreement or instrument to which any of them is expressed to be a party or which is binding on any of them.

(c)    The contractual arrangement, the description of the VIE Contracts and the ownership structure described under the caption “Prospectus Summary”, “Related Party Transactions” and “Corporate History and Structure” in the Prospectus are true and accurate in all material respects and nothing has been omitted from such description which would make the same misleading in any material respects. The ownership structures of Purong Beijing, VIE and the PRC Affiliated Entities as described in the Prospectus complies, and immediately after giving effect of this Offering will comply, with all applicable PRC Laws, and does not violate, breach, or otherwise conflict with any applicable PRC Laws, except as disclosed in the Prospectus.

2. With respect to the M&A Rules

On August 8, 2006, six PRC regulatory agencies, namely, the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Administration for Taxation, the State Administration for Industry and Commerce, the State Administration for Foreign Exchange, and the China Securities Regulatory Commission, or CSRC, jointly adopted the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rule, which became effective on September 8, 2006 and amended on June 22, 2009. M&A Rule which,requires, among other things, offshore special purpose vehicles, or SPVs, formed for the purpose of acquiring PRC domestic companies and controlled by PRC companies or individuals, to obtain the approval of the CSRC prior to publicly listing their securities on an overseas stock exchange. The Company acquired contractual control rather than acquired any equity interests in the VIE and the PRC Affiliated Entities and is hence not a special purpose vehicle formed or controlled by PRC companies or individuals as defined under the M&A Rules. Therefore, the Company is not required to obtain the approval from CSRC for the listing and trading of the Company’s ADSs on an overseas stock exchange.

3. Taxation

The statements set forth under the caption “Taxation” in the Prospectus, insofar as they constitute statements of PRC tax law, are accurate in all material respects and that such statements constitute our opinion, and nothing has been omitted from such statements which would make the same misleading in any material respects.

4. Enforceability of Civil Procedures

The recognition and enforcement of foreign judgments are subject to compliance with the PRC Civil Procedures Law and relevant civil procedure requirements in PRC. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in China will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands.

5. Statements in the Prospectus

The statements in the Prospectus under the captions “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Taxation – PRC,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Consolidation of Variable Interest Entity,” “Business,” “Enforceability of Civil Liabilities,” “Regulation,” “Management,” and “Dividend Policy,” insofar as such statements constitute summaries of the PRC legal matters, documents or proceedings referred to therein, in each case to the extent, and only to the extent, governed by the PRC Laws, fairly present the information and summarize in all material respects the matters referred to therein; and such statements are true and accurate in all material aspects, and correctly set forth therein, and nothing has been omitted from such statements which would make the same misleading in any material respect.

D.	Consent

We hereby consent to the use of our name under the captions “Risk Factors,” “Enforceability of Civil Liabilities,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Corporate History and Structure,” “Taxation,” “Legal Matters,” and elsewhere in the Prospectus.

This opinion relates only to PRC Laws and we express no opinion as to any laws other than PRC Laws. PRC Laws as used in this opinion refers to the PRC Laws currently in force as of the date of this opinion and there is no guarantee that any of such PRC Laws will not be changed, amended or revoked in the immediate future or in the longer term with or without retroactive effect.

We hereby consent to the use of this opinion in, and the filing hereof as an exhibit to, the Prospectus. In giving such consent, we do not thereby admit that we fall within the category of the person whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Very truly yours,

/s/ Tian Yuan Law Firm
Tian Yuan Law Firm

Schedule I – PRC Affiliated Entities

A- List of the Companies

1.	Shanghai Pukuan Education Technology Co., Ltd.（上海朴宽教育科技有限公司）

2.	Chongqing Puxin Technology Co., Ltd.（重庆朴新科技有限公司）

3.	Chongqing Puxin Wuyou Education Information Consulting Services Co., Ltd.（重庆朴新无忧教育信息咨询服务有限公司）

4.	Chongqing Youfang Wuyou Education Information Consulting Services Co., Ltd. （重庆优方无忧教育信息咨询服务有限公司）

5.	Chongqing Jiulongpo District Wuyou Education Training Co., Ltd.（重庆市九龙坡区无忧教育培训有限公司)

6.	Beijing Xuezong Tianxia Education Technology Co., Ltd. （北京学纵天下教育科技有限公司）

7.	Beijing Puxing Education Technology Co., Ltd.（北京朴兴教育科技有限公司)

8.	Beijing Puxian Education Technology Ltd.（北京朴贤教育科技有限公司)

9.	Fuzhou Pude Education Technology Co., Ltd.（福州市朴德教育科技有限公司）

10.	Hangzhou Puxin Technology Ltd.(杭州朴新科技有限公司)

11.	Shenyang Meitong Education Information Consulting Co., Ltd.（沈阳美通教育信息咨询有限公司）

12.	Dalian Puxin Education Technology Co., Ltd.（大连朴新教育科技有限公司）

13.	Dalian Dongfang Shenhua Education Consulting Co., Ltd.(大连东方神画教育咨询有限公司)

14.	Yancheng Tiantian Xiangshang Education Training Co., Ltd. (盐城市天天向上教育培训有限公司)

15.	Beijing Meitong Education Consulting Co., Ltd. (北京美通教育咨询有限公司)

16.	Taiyuan Puxin Culture Communication Co., Ltd. (太原朴新文化传播有限公司)

17.	Taiyuan Puxin Learning Culture and Arts Co., Ltd. （太原朴新学文化艺术有限公司）

18.	Jinan Pude Education Technology Co., Ltd. （济南朴德教育科技有限公司）

19.	Jinan Puxin Education Technology Co., Ltd. （济南朴新教育科技有限公司）

20.	Nanjing Dreams & Stars Information Consulting Co., Ltd. （南京筑梦星辰信息咨询有限公司）

21.	Jinan Qifa Education Consulting Co., Ltd（济南启发教育咨询有限公司）

22.	Beijing Jiameixin Education Consulting Co., Ltd. （北京嘉美信教育咨询有限责任公司）

23.	Nanjing Diyu Investment Management Co., Ltd. （南京低语投资管理有限公司）

24.	Beijing Ruibao Tongqu Education Consulting Co., Ltd. （北京瑞宝童趣教育咨询有限公司）

25.	Chengdu Qidi Wanjuan Education Consulting Co.Ltd. （成都启迪万卷教育咨询有限公司）

26.	Shenyang Puxin Yingcai Education Consulting Co., Ltd. （沈阳朴新英才教育咨询有限公司）

27.	Tianjin Puxing Education Technology Co., Ltd.（天津朴兴教育科技有限公司）

28.	Beijing Shangxin Education Technology Co., Ltd.（北京上新教育科技有限公司）

29.	Beijing Hope Education Consulting Ltd.（北京厚谱教育咨询有限责任公司）

30.	Beijing Quakers Education Consulting Co., Ltd.（北京贵格教育咨询有限公司）

31.	Nanjing Xinshangxin Education Consulting Co., Ltd.（南京新上新教育咨询有限公司）

32.	Shanghai Shangxin Private-Purpose Entry-and-Exit Services Co., Ltd.（上海上新因私出入境服务有限公司）

33.	Beijing Pule Travel Co., Ltd. （北京朴乐旅游有限公司）

34.	Beijing Pule Education Technology Co., Ltd.（北京朴乐教育科技有限公司）

35.	Shenzhen Davis Information Consulting Co., Ltd.（深圳市戴维斯信息咨询有限公司）

36.	Shenzhen Meitong Education Technology Ltd. （深圳市美通教育科技有限公司）

37.	Beijing Puda Education Technology Co., Ltd. （北京朴达教育科技有限公司）

38.	Shaoxing Puxin Education Information Consulting Co., Ltd. （绍兴朴新教育信息咨询有限公司）

39.	Yunan Pude Education Information Consulting Co., Ltd. （云南朴德教育信息咨询有限公司）

40.	Luzhou Puxin Culture Communication Co., Ltd. （泸州朴新文化传播有限公司）

41.	Xi’an Puxin Shanghe Culture Development Co., Ltd. （西安朴新尚和文化发展有限公司）

42.	Guizhou Puxintian Education Technology Co., Ltd.（贵州朴歆田教育科技有限公司)

43.	Beijing Meikaida Education Technology Co., Ltd. （北京美凯达教育科技有限公司)

44.	Tianjin Xinsiyuan Culture Communication Co., Ltd. （天津欣思源文化传播有限公司)

45.	Dalian Pude Education Consulting Co., Ltd. （大连朴德教育咨询有限公司)

46.	Ningbo Puxin Education Technology Co., Ltd. （宁波朴新教育科技发展有限公司)

47.	Shenyang Pude Education Technology Co., Ltd. （沈阳朴德教育科技有限公司)

48.	Jilin Puxin Education Technology Co., Ltd.（吉林市朴新教育科技有限公司)

49.	Luoyang Pucai Education Technology Co., Ltd.（洛阳朴彩教育科技有限公司)

50.	Guangzhou Yingxun Lixiang Education Information Consulting Co., Ltd.（广州英讯理想教育信息咨询有限公司)

51.	Beijing ZMN International Education Consulting Co., Ltd. （啄木鸟国际教育咨询（北京）有限公司)

52.	Henan ZMN Education Consulting Ltd.（河南省啄木鸟教育咨询有限公司）

53.	Kunming ZMN Education Information Consulting Co., Ltd.（昆明啄木鸟教育信息咨询有限公司）

54.	Shaanxi ZMN Culture Exchange Co., Ltd.（陕西啄木鸟文化交流有限责任公司）

55.	Shanghai ZMN Culture Exchange Co., Ltd.（啄木鸟文化交流（上海）有限公司）

56.	Dalian ZMN Education Consulting Co., Ltd.（啄木鸟教育咨询（大连）有限公司）

57.	Qingdao ZMN Education Consulting Co., Ltd.（青岛啄木鸟教育咨询有限公司）

58.	Chengdu ZMN Culture Communication Co., Ltd.（成都啄木鸟文化传播有限公司）

59.	Wuhan Woodpecker Culture Exchange Co., Ltd.（武汉市伍德派克文化交流有限公司）

60.	Taiyuan ZMN Education Consulting Co., Ltd. （太原啄木鸟教育咨询有限公司）

61.	Beijing Shaonianxing Technology Co., Ltd.（北京少年行科技有限公司）

62.	Shenyang ZMN Education Consulting Co., Ltd.（沈阳啄木鸟教育咨询有限公司）

63.	Hangzhou ZMN Education Consulting Co., Ltd. （杭州啄木鸟教育咨询有限公司）

64.	Chongqing ZMN Education Information Consulting Services Co., Ltd.（重庆啄木鸟教育信息咨询服务有限公司）

65.	Shanghai Global Career Education & Technology Holding Co., Ltd.（上海环球前途教育科技控股有限公司）

66.	Wuhan Tianxia Jingying Education Consulting Co., Ltd. （武汉天下精英教育咨询有限公司）

67.	Suzhou Yisi Career Education Consulting Co., Ltd.（苏州易思前途教育咨询有限公司）

68.	Wuxi Global Career Education Consulting Co., Ltd. （无锡环球前途教育咨询有限公司）

69.	Tianjin Global Career Education Technology Co., Ltd. （环球前途（天津）教育科技有限公司)

70.	Beijing Global Zhuoer Yingcai Culture Communication Co., Ltd. （北京环球卓尔英才文化传播有限公司)

71.	Guangzhou Tianxia Career Education Information Consulting Co., Ltd. （广州天下前途教育信息咨询有限公司)

72.	Changchun Hafu Culture Communication Co., Ltd. （长春市哈孚文化交流传播有限公司

73.	Beijing Global Wuhu Study-abroad Consulting Co., Ltd. （环球五湖（北京）留学咨询有限公司)

74.	Beijing Global Zoubian Tianxia Travel Agency Co., Ltd.（北京环球走遍天下旅行社有限公司）

75.	Nantong Qiantu Yisi Consulting Co., Ltd. （南通前途易思咨询有限公司）

76.	Foshan Puxin Business Information Consulting Co.,Ltd.（佛山朴新商务信息咨询有限公司）

77.	Hangzhou Global IELTS Education Techonology Co., Ltd.（杭州环雅教育科技有限公司）

B- List of the Schools

1.	Shanghai Jinshan District Xinkebiao Education Training Center（上海金山区新课标教育培训中心）

2.	Chongqing Shapingba District Wuyou Education Training School（重庆市沙坪坝区无忧教育培训学校）

3.	Chongqing Beibei District Wuyou Education Training School（重庆市北碚区无忧教育培训学校）

4.	Beijing Haidian District Puxin Training School*（北京市海淀区朴新培训学校）

5.	Fuzhou Gulou District Xueyoufang Training School（福州市鼓楼区学有方培训学校）

6.	Hangzhou Feiyue Foreign Language Training School (杭州飞越外语培训学校)

7.	Hangzhou Yulan Specialty School（杭州育澜专修学校）

8.	Shenyang Huanggu District Dongfang Shenhua Art Training School（沈阳市皇姑区东方神画美术培训学校）

9.	Shenyang Shenhe District Dongfang Shenhua Education Training Center （沈阳市沈河区东方神画教育培训中心）

10.	Shenyang Heping District Dongfang Shenhua Art Training Center（沈阳市和平区东方神画美术培训中心）

11.	Shenyang Tiexi District Dongfang Shenhua Art Training Center (沈阳市铁西区东方神画美术培训中心)

12.	Shenyang Being Modern Foreign Language School (沈阳市冰英现代外语培训学校)

13.	Shenyang Heping District Being Education Training Center (沈阳市和平区冰英教育培训中心)

14.	Shenyang Shenhe District Being Education Training Center (沈阳市沈河区冰英教育培训中心)

15.	Shenyang Tiexi District Being Education Training Center (沈阳市铁西区冰英教育培训中心)

16.	Dalian Shahekou Dongfang Shenhua Children Art Training School (大连沙河口东方神画少儿美术培训学校)

17.	Taiyuan Mercan Training School （太原美康培训学校）

18.	Taiyuan Fubusi Education Training School（太原福布斯教育培训学校）

19.	Jinan Delin Education Training School（济南市德林教育培训学校）

20.	Shandong Daozhen English Training School（山东道真英语专修学校）

21.	Jinan Tianqiao District Puxin Education Training School（济南市天桥区朴新教育培训学校）

22.	Jinan Qiru Education Training School（济南启儒教育培训学校）

23.	Nanjing Innovation Training School（南京市创新专修学校）

24.	Chengdu Wuhou District Shucai Education Training School*（成都市武侯区树才教育培训学校）

25.	Chengdu Jinniu District Shucai School（成都市金牛区树才学校）

26.	Chengdu Jinjiang District Shucai Training School（成都市锦江区树才培训学校）

27.	Shenzhen Futian District Davis English Training Center（深圳市福田区戴维斯英语培训中心）

28.	Shaoxing Yuecheng District Lingxian Education Training School（绍兴市越城区领先教育培训学校）

29.	Luzhou Hanlin Assistant Education Center（泸州市翰林辅教中心）

30.	Xi’an Yangjian Culture Training Center（西安杨健文化培训中心)

31.	Xi’an Changan District Yangjian Culture Education Training Center（西安市长安区杨健文化教育培训中心)

32.	Qingzhen Tiantian English Training School（清镇田田英语培训学校)

33.	Baiyun District Tiantian Foreign Language School（白云区田田外语学校

34.	Guiyang Wudang District Tiantian Foreign Language School（贵阳市乌当区田田外语学校)

35.	Guiyang Huaxi District Tiantian Training School（贵阳市花溪区田田培训学校)

36.	Guiyang Yunyan District Tiantian Education Training School（贵阳市云岩区田田教育培训学校)

37.	Tianjin Nankai District Shengjia Training Center（天津市南开区晟嘉培训中心)

38.	Dalian Xigang Tongfang Technology Culture Training School（大连西岗同芳科技文化培训学校)

39.	Ningbo Yinzhou District Puxin Wei’en Education Training School（宁波市鄞州区朴新维恩教育培训学校)

40.	Ningbo Haishu District Wei’en Education Training School（宁波市海曙区维恩教育培训学校)

41.	Ningbo Haishu Xiaoxingxing Foreign Language Training School（宁波市海曙小星星外语培训学校)

42.	Ningbo Jiangbei District Wei’en Education Training School（宁波市江北区维恩教育培训学校)

43.	Ningbo Yinzhou District Wei’en Education Training School（宁波市鄞州区维恩教育培训学校)

44.	Shenyang Tiexi District Zhongying Yulong Education Training Center（沈阳市铁西区忠英育龙教育培训中心)

45.	Shenyang Huanggu District Zhongying Yulong Education Training School（沈阳市皇姑区忠英育龙教育培训学校)

46.	Jilin Chuanying District Shiji Dongfang Training School（吉林市船营区世纪东方培训学校)

47.	Luoyang Luolong District Caihong Education Training School（洛阳市洛龙区彩虹教育培训学校)

48.	Luoyang Jianxi District Education Training School（洛阳市涧西区彩虹教育培训学校)

49.	Luoyang Gaoxin District Caihong Education Training School（洛阳市高新区彩虹教育培训学校)

50.	Guangzhou Yuexiu District Lixiang Training Center（广州市越秀区理想培训中心)

51.	Guangzhou Yingxun English Training Center（广州英讯英语培训中心)

52.	Beijing Haidian District ZMN Education Training School（北京市海淀区啄木鸟教育培训学校）

53.	Zhengzhou Jinshui District Woodpecker Foreign Language Training Center（郑州市金水区伍德派克外语培训中心）

54.	Dalian Shahekou District ZMN Education Training School（大连市沙河口区啄木鸟教育培训学校）

55.	Qingdao ZMN Foreign Language Training School（青岛啄木鸟外语培训学校）

56.	Wuhan Global English Training School（武汉环球英语培训学校）

57.	Nanjing Global Education Training School（南京市环球教育培训学校）

58.	Suzhou Global Elite Training Center（苏州市环球精英培训中心）

59.	Nantong Chongchuan District Global IELTS Training Center（南通市崇川区环球雅思培训中心）

60.	Wuxi Global IELTS Training Center（无锡市环球雅思培训中心）

61.	Ningbo Haishu District Elite IELTS Training School（宁波市海曙区精英雅思培训学校)

62.	Ningbo Yinzhou District Elite IELTS Training School（宁波市鄞州区精英雅思培训学校

63.	Wuhan Global English Training School（武汉环球英语培训学校)

64.	Beijing Chaoyang District Global IELTS Training School（北京市朝阳区环球雅思培训学校)

65.	Beijing Haidian Global IELTS Training School（北京市海淀区环球雅思培训学校)

66.	Shanghai Yangpu District Global IELTS Training School（上海市杨浦区环球雅思培训学校)

67.	Tianjin Heping District Global IELTS Training School（天津市和平区环球雅思培训学校)

68.	Shenzhen Global IELTS Training Center（深圳市环球雅思培训中心)

69.	Shenyang Global IETLS Training School（沈阳环球雅思培训学校)

70.	Guangzhou Yuexiu District Global Elite Training Center（广州市越秀区环球精英培训中心)

71.	Changchun Chaoyang District Global IELTS Education Training School（长春市朝阳区环球雅思教育培训学校)

72.	Chengdu Global English School（成都环球英语学校)

73.	Xi’an Yanta District Aobo Foreign Language Training School（西安市雁塔区澳博外国语培训学校)

74.	Changsha Furong District Global IELTS Training School（长沙市芙蓉区环球雅思培训学校)

75.	Pingyin Daozhen Education Training School（平阴县道真教育培训学校）

76.	Tianjin Beichen District Shengjia Training School （天津市北辰区晟嘉培训学校）

77.	Dalian New Jinpu District Tongfang Culture Training School（大连金普新区同芳文化培训学校）

78.	Dalian Ganjingzi District Tongfang Education Culture Training School（大连市甘井子区同芳教育文化培训学校）

79.	Dalian Zhongshan District Puxin Culture Training School Co., Ltd（大连市中山区朴新文化培训学校有限公司）

80.	Dalian Shahekou District Tongfang Culture Training School Co., Ltd（大连市沙河口区同芳文化培训学校有限公司）

81.	Shenyang Dadong District Dongfang Shenhua Training Center（沈阳市大东区东方神画美术培训中心）